Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-3, of our report dated 3 November 2021, relating to the consolidated financial statements of Incannex Healthcare Limited, which appears in Incannex Healthcare Limited’s Annual Report on Form 20-F for the year ended June 30, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York

March 2, 2023